SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

January 17, 2003
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California		92618 (Zip Code)
(Address of principal executive offices)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On January 16, 2003, Spectrum Pharmaceuticals, Inc. (“Spectrum”) entered into agreements to sell an aggregate of 222,223 shares of its common stock at a negotiated purchase price per share of $2.25 and warrants to purchase up to an aggregate of 55,555 shares of its common stock at an exercise price per share of $3.25 to three institutional investors for an aggregate consideration of $500,001.75. Spectrum paid fees to a finder in connection with the investors participating in this offering. The shares and warrants were issued pursuant to an effective Registration Statement on Form S-3 (Reg. No. 333-53108). A copy of the forms of Securities Purchase Agreement and Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 7.    Exhibits

Exhibits:
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: January 17, 2003	By:	/s/ Rajesh C. Shrotriya
	Name:	Rajesh C. Shrotriya, M.D.
	Title:	Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibits:
4.1	Form of Warrant.
10.1	Form of Securities Purchase Agreement